                                                                    Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32701; 333-67465; 333-32572; 333-65358;
333-72626 and 333-76322) and Form S-8 (Nos. 33-52835; 333-01421; 333-02623;
333-02621; 333-21291; 333-32653; 333-32635; 333-51627; 333-51635; 333-51641;
333-76887; 333-82691; 333-38846; 333-47968; 333-61667; 333-48532; 333-65774;
333-68450 and 333-74036) of U.S. Bancorp of our report dated January 15, 2002, relating to the financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Minneapolis, Minnesota
February 28, 2002